Exhibit 99.1

Finjan and Cisco Patent Infringement Trial Reset to October 19, 2020
Securing Court Calendar for Speedy Criminal Trials

EAST PALO ALTO, Calif., May 28, 2020 - Finjan Holdings, Inc. (NASDAQ: FNJN) and its subsidiary Finjan, Inc. (Finjan) announce that its jury trial against Cisco Systems, Inc. (Cisco) previously scheduled for June 22, 2020, has been postponed to October 19, 2020. The case is pending in the U.S. District Court for the Northern District of California (the Court), Case No. 5:17-cv-00072-BLF, before the Honorable Beth Labson Freeman.
On May 26, 2020, Judge Freeman held a video Case Management Conference, discussing among other things, the Court's May 21, 2020, General Order No. 72-3 (IN RE: Coronavirus Disease Public Health Emergency). The General Order sets forth that "No new jury trial will be conducted through September 30, 2020." Judge Freeman explained that the delay on all civil jury trials will allow the Court to hear the "enormous backlog" of criminal matters, ensuring the Sixth Amendment to the Constitution's right to a speedy trial. Further, the General Order modified court operations to “balance the various interests implicated by the COVID-19 public health emergency” through “guidance of the public health officials.”
Trial will be held in San Jose, Courtroom 3, 5th Floor before Judge Freeman. Jury selection is currently set for 10/16 and 10/19/2020. Jury trial is currently set for 10/19 - 10/23/2020, 10/26 -10/30/2020, and 11/2 - 11/6/2020.
Presently, Finjan expects to proceed to trial asserting five U.S. Patents against Cisco, namely U.S. Patent Nos. 6,154,844; 6,804,780; 7,647,633; 8,141,154; and 8,677,494. Finjan has pending patent infringement lawsuits against Palo Alto Networks, ESET, SonicWall, Check Point, Rapid7, Fortinet, Qualys, and Trustwave and SingTel, relating to, collectively, more than 15 patents in the Finjan portfolio. The court dockets for the cases are publicly available on the Public Access to Court Electronic Records (PACER) website, www.pacer.gov, which is operated by the Administrative Office of the U.S. Courts.

About Finjan
Established nearly 25 years ago, Finjan is a globally recognized pioneer in cybersecurity. Finjan's inventions are embedded within a strong portfolio of patents focusing on software and hardware technologies capable of proactively detecting previously unknown and emerging threats on a real-time, behavior-based basis. Finjan continues to grow through investments in innovation, strategic acquisitions, and partnerships promoting economic advancement and job creation.

Cautionary Note Regarding Forward-Looking Statements
Except for historical information, the matters set forth herein that are forward-looking statements involve certain risks and uncertainties that could cause actual results to differ. Potential risks and uncertainties include, but are not limited to, Finjan's expectations and beliefs regarding Finjan's licensing program, the outcome of pending or future enforcement actions, the granting of Inter Partes Review (IPR) of our patents or an unfavorable determination pursuant to an IPR or other challenges at the USPTO of our patents, the enforceability of our patents, the cost of litigation, the uncertain monetization of acquired patents, the outcome of strategic transactions, the unpredictability of our cash flows, our ability to expand our technology and patent portfolio, the continued use of our technologies in the market, our stock price, changes in the trading market for our securities, regulatory developments, general economic and market conditions especially in the midst of the COVID-19 pandemic, the market acceptance and successful business, technical and economic implementation of Finjan Holdings' intended operational plan; and the other risk factors set forth from time to time in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2019, and the Company's periodic filings with the SEC, copies of which are available free of charge at the SEC's website at www.sec.gov or upon request from Finjan Holdings, Inc. All forward-looking statements herein reflect our opinions only as of the date of this release. These statements are not guarantees of future performance, and actual results could differ materially from our current expectations. Finjan Holdings undertakes no obligation, and expressly disclaims any obligation, to update forward-looking statements herein in light of new information or future events.

Investor Contact:

Valter Pinto | KCSA Strategic Communications
(650) 282-3245 | investors@finjan.com